Exhibit 99.1

Omnichannel Acquisition Corp. Will Redeem Its Public Shares and Will Not Consummate an Initial Business Combination

Millburn, New Jersey, May 18, 2022 – Omnichannel Acquisition Corp. (the “Company”) (NYSE: OCA, OCA.U, OCA.WS), a special purpose acquisition company, today announced that it will redeem all of its outstanding shares of Class A common stock (the “public shares”), effective as of the close of business on June 1, 2022, because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

As stated in the Company’s registration statement on Form S-1, effective as of November 19, 2020, and in the Company’s Certificate of Incorporation, if the Company is unable to complete an initial business combination within 18 months of the closing of the Company’s initial public offering, or May 24, 2022, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account, including interest not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the holders of public shares (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under the General Corporation Law of the State of Delaware, as amended from time to time, to provide for claims of creditors and other requirements of applicable law.

The per-share redemption price for the public shares will be approximately $10.00 (the “Redemption Amount”). The balance of the Trust Account as of December 31, 2021 was approximately $206,541,294, which includes approximately $41,294 in interest and dividend income (excess of cash over $206,500,000, the funds deposited into the trust account). In accordance with the terms of the related trust agreement, the Company expects to retain the interest and dividend income from the trust account to pay dissolution expenses. Accordingly, there is expected to be a total of $206,500,000 available for redemption of the 20,650,000 public shares outstanding, which results in a redemption price of $10.00 per share.

As of the close of business on June 1, 2022, the public shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the public shares upon presentation of their respective stock or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company’s sponsor has waived its redemption rights with respect to the outstanding founder shares and private placement shares. After June 1, 2022, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company expects that the NYSE will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist its securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About Omnichannel Acquisition Corp.

Omnichannel Acquisition Corp. is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. For more information, please visit www.omnichannelcorp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

Contacts

Investor Relations

IR@omnichannelcorp.com

Media relations

PR@omnichannelcorp.com